EXHIBIT 99.1


                                 WRITTEN CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                               INTERNET VIP, INC.


      The undersigned, being all the old and new directors of the Board of Directors of Internet VIP, Inc. a Delaware Corporation, hereby agree, consent to, and adopt the following resolutions:

      RESOLVED, that Corporation accepts all agreements, filings and undertakings signed by Mr. Gerol and Mr. Makarov related to the Asset Transfer and Change of Control Agreement and that was entered into between the Corporation and NewTech Group International of Blainville, Quebec on April 11, 2002.

      RESOLVED,  that  with  regards  to  the  aforementioned   agreement,   the
Corporation hereby agrees to extend the closing date of this agreement to July 31, 2002.

      RESOLVED, that the number of seats on Board of Directors be increased to seven.

      RESOLVED, that the Board accepts the resignation of Mr. Viatcheslav Makarov, as director and officer of the Corporation, effective the date of submission, April 19, 2002.

      RESOLVED, that the Board accepts the resignation of Mr. Ilya Gerol as director of the Corporation, effective the date of submission, April 19, 2002.

      RESOLVED, that the Board hereby elects the following individuals as members of the Board:

                  Mr. Yvon Rancourt
                  Mr. Claude Rancourt
                  Mr. Denis Gamache
                  Mr. Gilbert Lasnier
                  Mr. Marc-Antoine Gratton

      RESOLVED, that the Board hereby appoints Mr. Yvon Rancourt as Chairman of the Corporation, to serve at the pleasure of the Board until his replacement is duly designated.

      RESOLVED, that the Board hereby appoints Mr. Denis Gamache as CEO of the Corporation, to serve at the pleasure of the Board until his replacement is duly designated.

      RESOLVED, that the Asset Transfer and Change of Control Agreement between the company and NewTech Group International is hereby ratified and adopted as well as all the actions contemplated therein.

      RESOLVED, that the Board hereby appoints Mr. Claude Rancourt as Secretary of the Corporation, to serve at the pleasure of the Board until his replacement is duly designated.

      RESOLVED,   that  the  Board   hereby   approves   that  the  Articles  of
Incorporation of the Company be amended to change the name of Corporation to NewTech Brake Corp.

      RESOLVED, that the Board hereby approves a reverse split of the common stock of the Corporation in the ratio of 1 to 20, that is, one new common share of the Corporation for each issued and outstanding common share, to be effective concurrent with the name change of the Corporation.

      RESOLVED, that the Company move forward with a request to amend the Articles of Incorporation and increase the authorized number of common shares available (post split) from 50 million to 100 million, subject to completion or required regulatory filings and authorizations.

      RESOLVED, that the Board hereby approves that Mr. Yvon Rancourt OR Mr. Denis Gamache be authorized to sign and/or execute any and all documents, regulatory or otherwise, as required to give effect to the above resolved matters.

Dated:  April 18, 2002.



/s/  Viatcheslav Makarov                       /s/  Ilya Gerol
---------------------------------              ---------------------------------
Viatcheslav Makarov                            Ilya Gerol



/s/  Jack Ehrenhaus                            /s/  Yvon Rancourt
---------------------------------              ---------------------------------
Jack Ehrenhaus                                 Yvon Rancourt



/s/  Claure Rancourt                           /s/  Denis Gamache
---------------------------------              ---------------------------------
Claude Rancourt                                Mr. Denis Gamache



/s/  Gilbert Lasnier                           /s/  Marc-Antoine Gratton
---------------------------------              ---------------------------------
Gilbert Lasnier                                Marc-Antoine Gratton




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